March 26, 1998



Best Medical Treatment Group, Inc.
45110 Club Drive
Suite B
Indian Wells, California 92210

     Re: King Yuen Investment & Development Limited ("the Company")

Dear Sirs,

     1. We are duly qualified lawyers of the People's Republic of China (the "PRC") and are qualified to issue opinions on the laws of the PRC. We have been requested to issue this opinion on the PRC laws and practice in connection with the incorporation and interests of the company's subsidiary, Qin Dynasty Hotel (Xian) Limited (the "Hotel") in the PRC.

     2. For the purposes of giving this opinion, we have examined copies of the documents listed in the Annex hereto. We have also examined such other documents, conducted such searches and made such inquiries as we have considered necessary or relevant in order for us to provide this legal opinion.

     3. (1) The Hotel is established by the Company (former name: Far East Hotels Development Co.) and Xian Hui Tong Enterprises Co.,
         Ltd. (Hui Tong) under the laws of the PRC as a Sino-foreign cooperative joint venture (CJV) enterprise and is a "legal person" with limited liability.

         (2) The Agreement of the Hotel CJV and the Articles of Association of the Hotel were approved by the Government of the Municipality of Xian on August 13, 1986. The Hotel registered with the Administrative Bureau for Industry and Commerce of PRC as a Sino-foreign CJV enterprise and obtained the business license on November 20, 1986.

         (3) All necessary governmental approvals, consents, authorizations and licenses for existence and operations of the Hotel have been obtained and are in full force and effect and the Hotel is not in breach of any conditions or other restrictions of the PRC laws or regulations.

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     4.  The  operations of the Hotel are governed by the CJV Law, the Agreement of the Hotel CJV and the Articles of Association of the Hotel. Pursuant to the Agreement of the Hotel CJV approved by the government authority, the term of the Hotel CJV is for 30 years (November 20, 1986 - November 19, 2016) which term may be extended upon the mutual agreement of the Company and Hui Tong and approval from the applicable PRC government authority.

     5. (1) The registered capital of the Hotel is US $7,020,000 and the total amount of investment of the Hotel is US $16,038,818, of which should be contributed by the Company for the whole amount based on the Agreement of the Hotel CJV.

         (2) According to the verification report issued by Xian Certified Public Accountant on June 1, 1992, the Company had paid up to the Hotel in full of US $16,038,818 including the registered capital of US
         $7,020,000. The 100% of the rights and interests of the foreign investor in the Hotel are owned by the Company.

         (3) The all investment interests of the Company are protected by the PRC government.

     6. (1) In accordance with the Land Use Agreement reached by Xian Municipal Land Administration and the Hotel, the Hotel has the
         rights to use the ratified Land for the CJV.

         (2) The Hotel also has the land use right certificate granted by Xian Municipal Housing Administration.

         (3) All necessary approvals and consents made by the appropriate PRC government authorities have been obtained for the Hotel to use the land.

     7. (1) The hotel (the real property) was built by using the investment capital paid by the Company totally.

         (2) The Hotel also obtain the real property title certificate granted by Xian Municipal Housing Administration.

         (3) All necessary approvals and consents made by the appropriate PRC government authorities have been obtained for the Hotel to own the real property.

     8. All interests including profits, equipment and real property interests and other rights lawfully held by the Company in the Hotel, are transferable upon the consent of the Hotel CJV parties and the approval of the appropriate PRC government authority.


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     9.  This opinion is limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter.


Yours faithfully,

China Legal Service (H.K.) Ltd.



Bai Tao
Attorney at Law of PRC


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                                                      ANNEX


     1.  The Agreement of the Hotel CJV (June 27, 1986)

     2.  The Articles of Association of the Hotel (June 27, 1986)

     3. The Approval Certificate for the Hotel CJV, issued by Government of Xian, (August 13, 1986)

     4. The Business License of the Hotel, issued by the Administrative Bureau for Industry and Commerce of PRC, (November 20, 1986)

     5. The Verification Report, issued by Xian Certified Public Accountant, (June 1, 1992)

     6.  The Land Use Agreement (March 10, 1990)

     7. The Land Use Rights Certificate, issued by Xian Municipal Housing Administration, (December 11, 1996)

     8. The Real Property Title Certificate, issued by Xian Municipal Housing Administration, (January, 1997)

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